Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-212056 and No. 333-219404) of our reports dated May 15, 2020, relating to the financial statements of Yiren Digital Ltd. (formerly known as Yirendai Ltd.) and the effectiveness of Yiren Digital Ltd.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China
May 15, 2020